UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010 (June 3, 2010)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Energy Partners, Ltd. (the “Company”) hereby files this amendment to the Current Report on Form 8-K filed by the Company on June 4, 2010 to include additional disclosure under Item 5.02 regarding the employment of Mr. Jonathan S. Gross as the Company’s Senior Vice President, Geosciences. The disclosure under Items 1.01, 5.07 and 9.01 in the previous report is not affected by this Current Report on Form 8-K/A and is incorporated herein by reference. The disclosure under Item 5.02 of the previous report is incorporated herein by reference and is supplemented by the disclosure set forth below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition to the professional occupations and affiliations previously reported by the Company, on April 26, 2010, Mr. Gross was elected to serve as a director of Miller Petroleum, Inc. (d/b/a Miller Energy Resources), which, according to its filings with the Securities and Exchange Commission, conducts oil and natural gas exploration, production and drilling operations primarily in Cook Inlet, Alaska and the Appalachian Basin region of Tennessee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2010

ENERGY PARTNERS, LTD.

By:	/S/ JOHN H. PEPER
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary

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